UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

INTERACTIVE BROKERS GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Additional Information Regarding Interactive Brokers Group, Inc.'s Annual Meeting of Stockholders to be Held on Thursday, April 23, 2020

Interactive Brokers Group, Inc. issued the following press release on April 9, 2020, which relates to its proxy statement dated March 11, 2020, and furnished to its stockholders in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, April 23, 2020. This supplement should be read in conjunction with Interactive Brokers Group, Inc.'s proxy statement dated March 11, 2020.

INTERACTIVE BROKERS GROUP TO MOVE TO VIRTUAL-ONLY ANNUAL STOCKHOLDERS MEETING FOR 2020

GREENWICH, CT, April 9, 2020 – Interactive Brokers Group, Inc. (Nasdaq: IBKR) announced today a change in the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”).  In light of public health concerns regarding the COVID-19 pandemic, the Annual Meeting will be held solely by remote communication, in a virtual only format.

The official meeting will be held as follows:

Virtual meeting date: Thursday, April 23, 2020
Virtual meeting time: 9:30 a.m. to 10:30 a.m. ET
Virtual meeting link: www.virtualshareholdermeeting.com/IBKR2020

As described in the proxy materials for the Annual Meeting, stockholders of record at the close of business on February 27, 2020, are invited to vote their shares and register for the meeting at proxyvote.com using the instructions provided with their proxy materials that were issued beginning March 11. Stockholders may submit questions in advance when they register for the meeting, and they also will have the opportunity to submit questions during the virtual event using the directions on the meeting website that day. All stockholders will need their control number to vote or ask questions; that number can be found on the proxy cards, voting instruction forms or other notices they received previously.

Technical assistance will be available for those attending the meeting.

After the formal Annual Meeting has concluded, stockholders who wish to participate in a live question and answer session with management can do so via Webinar. Please contact Investor Relations at investor-relations@interactivebrokers.com by April 22 for link and access code.

About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 125 markets in numerous countries and currencies, from a single IBKR Integrated Investment Account to clients worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Barron’s ranked Interactive Brokers #1 with 5 out of 5 stars in its February 24, 2020, Best Online Broker Review.
For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, 203-618-4070 or Media: Kalen Holliday, 203-913-1369.